UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

UFP Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(IRS Employer Identification No.)

100 Hale Street, Newburyport, MA - USA	01950-3504
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2024, through a wholly-owned subsidiary, UFP Technologies, Inc. (“UFP” or the “Company”) and Intuitive Surgical SARL, one of the Company’s strategic medical customers (the “Customer”), entered into that certain amendment (the “Amendment”) to the manufacturing supply agreement dated April 25, 2014 as amended (as amended, the “Amended Supply Agreement”). Pursuant to the terms of the Amended Supply Agreement, among other things, for an initial four-year period commencing January 1, 2024, the Customer has agreed to purchase the majority of certain products from the Company on a semi-exclusive basis. The Amended Supply Agreement also provides for volume-based pricing terms based on certain minimum purchase thresholds. The Amended Supply Agreement provides for automatic renewal for additional one-year terms following the initial term, subject to certain early termination rights for bankruptcies and uncured, material breaches held by both parties and non-renewal rights held by both parties. We currently estimate that sales under the Amended Supply Agreement will result in approximately $500 million in revenue over the initial term of the Amended Supply Agreement if the Customer buys the specified number of products to take advantage of volume-based pricing under the Amended Supply Agreement. Should the Customer choose not to buy the specified annual or aggregate volumes it would not receive the agreed-upon pricing provided under the Amended Supply Agreement.

The foregoing description of the Amendment and the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Supply Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Forward-Looking Statements

Certain statements in this current report on Form 8-K may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to expected financial or operating performance and/or future business prospects, events, and plans. Such statements include, but are not limited to: statements regarding the revenue generated pursuant to agreements entered into by us, and other statements regarding the duration, future performance, and effects of agreements entered into by us. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, or otherwise. These risks include, without limitation: risks relating to our performance and the performance of our counterparties under the agreements we have entered into, the risk that the Customer will not purchase the expected volume of goods under the Amended Supply Agreement because, among other things, the Customer no longer requires the product at all or to the degree it anticipated, the Customer’s own performance falters, the Customer decides to manufacture the product itself or through one of its affiliates now or in the future, or the Customer obtains the product from the other listed supplier in the Amended Supply Agreement, the risk that we will not achieve expected rebates under the applicable supply agreement, risks relating to our ability to maintain increased levels of production at profitable levels, if at all, or to continue to increase production rates and risks relating to disruptions and delays in our supply chain or labor force. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this Form 8-K. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1 *	Manufacturing Supply Agreement between Das Medical International SRL and Intuitive Surgical SARL dated April 25, 2014.

10.2 *	Amendment No. 24 to Manufacturing Supply Agreement between Das Medical International SRL and Intuitive Surgical SARL dated March 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Senior Vice President